Item 27. Exhibit (a)

   Copy of Resolution of the Executive Committee of the Board of Directors
        of Massachusetts Mutual Life Insurance Company, authorizing the establishment of the Separate Account.

April 8, 1981

VOTED: That the Company establish a separate investment account, to be known as
"Massachusetts Mutual Variable Annuity Fund 4", in accordance with the provisions of Section 132G of Chapter 175 of the Massachusetts General Laws for
the purpose of investing payments received under variable annuity contracts to be issued by the Company for tax-qualified plans (the "Contracts"); that the assets of the Fund be invested in shares of MML Investment Company, Inc., MML
Money Market Investment Company, Inc., and MML Managed Bond Investment Company,
Inc. or, in lieu thereof or in addition thereto, in the shares of any other investment company registered under the Investment Act of 1940, at the net asset value of such shares; and that all necessary steps be taken to comply with applicable federal and state laws in order that the Contracts may be sold in all jurisdictions in which the Company is authorized to do a variable annuity business.

VOTED: That Massachusetts Mutual Variable Annuity Fund 4 be registered with the
United States Securities and Exchange Commission under the Investment Act of
1940 as a unit investment trust, and that the Contracts be registered under the
Securities Act of 1933; and that for that purpose the Chairman, the President, any Vice President and the Secretary of the Company be and they are, and each of them singly is, hereby authorized to execute and file or cause to be filed with the Securities and Exchange Commission, in the name of and on behalf of the
Company and the Fund, a Notification of Registration on Form N-8A, a
Registration Statement on Form N-8B-2 and a Registration Statement on Form S-6,
or on any other forms which the rules of said Commission may permit, and to execute and file or cause to be filed, in the name of and on behalf of the
Company and the Fund, such application or applications for exemptions from provisions of the Investment Act of 1940 and the rules thereunder and such other documents and such amendments (including post-effective amendments) and to take such other action as the officer or officers so acting may consider necessary or desirable.